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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 25, 2004 (October 19, 2004)

INVESTOOLS INC.
Exact Name of Registrant as Specified in its Charter

DELAWARE State of Incorporation or Organization	0-31226 (Commission File Number)	76-0685039 (I.R.S. Employer Identification No.)
5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS Address of Principal Executive Offices		77036 Zip Code

(281) 588-9700
Registrant's telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01    Entry into a Material Definitive Agreement.

        On October 19, 2004, INVESTools Inc. (the "Company") entered into a Separation Agreement and General Release (the "Agreement"), effective as of October 13, 2004 (the "Effective Date"), with Scott K. Waltz, a former executive officer, reflecting the terms of his separation from the Company.

        The Agreement provides that Mr. Waltz will receive the following:

  •
  severance payments totaling $150,000;

  •
  a cash amount equal to $714,877 as a share of certain earn-out payments due in connection with the Company's acquisition of Service Enhancement Systems, Inc.; and

  •
  COBRA continuation coverage paid by the Company on behalf of Mr. Waltz until April 30, 2005, at which time Mr. Waltz will be responsible for the payment of all continuation premiums.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits.

  10.1
  Separation Agreement and General Release, dated October 19, 2004 and effective as of October 13, 2004, between the Company and Scott K. Waltz.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.
By:	/s/ PAUL A. HELBLING Paul A. Helbling Chief Financial Officer

Dated: October 25, 2004

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EXHIBIT INDEX

No.	Description
10.1	Separation Agreement and General Release, dated October 19, 2004 and effective as of October 13, 2004, between the Company and Scott K. Waltz.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.